Exhibit 99.1

ICTV Brands, Inc. Reports

Third Quarter 2015 Financial Results

Conference Call Begins Today at 4:30pm EDT

Wayne, PA -- (Marketwired) – November 9, 2015 – ICTV Brands, Inc. (OTCQX:  ICTV), (CSE: ITV), a direct response marketing and branding company focused on the health, wellness and beauty sector, today reported financial results for the quarter ended September 30, 2015.

Third Quarter 2015 Highlights:

•

Signed agreement and established framework for two pop-up retail distribution outlets to be launched in Q4-2015

•

Closed private offering in October bringing an additional $1MM in capital to help fund additional products and growth

•

Agreement reached for new creative assets and marketing campaign for Jidue to be launched in early 2016

•

Live Home Shopping sales of $122,000

•

Adjusted EBITDA loss of $(663,000), excluding non-cash stock-based compensation

•

Current working capital ratio of 1.74X, up from 1.58X at the end of 2014

•

Reduced G&A expenses from $1.8MM to $1.2MM

Management Commentary:

Richard Ransom, President, stated, “The third quarter of 2015 was a challenge from a profitability standpoint.   Historically, due to a decrease in consumer spending and lower response to direct marketing during the summer months, we reduce our media spends accordingly.  With the current direct response television media landscape changing, we have begun to shift to a heavier focus on digital and internet marketing, of which a more significant impact will be felt in quarters to come.

The third quarter was also impacted by a decrease in sales from our international third party distributor segment, as delays in the timing of end of quarter shipments as well as the appreciation of the U.S. dollar and seasonality impacted our distributors.  However, we are confident that a number of significant new markets are close to being opened in 2016, and are encouraged that our more diverse product portfolio is beginning to pick up momentum internationally.

While we expected to be further along in diversifying our revenue sources, we are pleased with revenues of $774,000 from our additional products outside of DermaWand in the first nine months of the year.  We believe the $1,000,000 capital raise completed at the end of October will provide the needed capital to spur continued growth in the coming years.  We are continuing to invest in new creative, production and packaging for our brands and continue to see new products.   We’re confident we now have the funding to appropriately fund these projects and bring a significant return to our investors.   We are also evaluating our overall cost structure, but will not sacrifice sustained long term growth goals for short term profits.  As a significant shareholder in ICTV Brands, I am confident that we have the right operating platform, sales channel distribution mix, and team in place to be able to return to a profitable growth pattern in the quarters to come.”

Reported Financial Results:

Third Quarter 2015 Compared to Third Quarter 2014:

Revenues for the three months ended September 30, 2015 were $3.6 million, compared to $6.0 million for the three months ended September 30, 2014.  The primary driver of the decline in sales was generated by the Company’s decrease in media related expenditures as it reduced the amount of airings of the DermaWand infomercial and allocated additional resources to its products still in a rollout phase.   Additionally, as a result of the timing of international shipments coupled with the impact of the appreciation of the U.S. dollar and seasonality with our third party distributors, third party distributor revenue declined to $613,000 from $1.8 million in the third quarter of 2014.   Gross profit margin of 67% was realized in the third quarter 2015, which decreased from 68% in the prior year quarter as a result of changes in the product mix and additional live home shopping sales.  Total operating expenses decreased to $3.2 million from $4.7 million during the third quarter of 2014.  When comparing the third quarter of 2015 to 2014, significant quarterly decreases include media expenditure decrease of $562,000, share based compensation decreases of $203,000, consulting expense reductions of $141,000, bad debt expense decrease of $104,000, and product testing decreases of $60,000.  Net loss for the third quarter was ($822,000), compared to net loss of ($502,000) in the third quarter of 2014. The resulting EPS is ($0.03), as compared to ($0.02) in the comparable quarter a year earlier.  Adjusted earnings before interest, taxes, depreciation, and amortization (Adjusted EBITDA) was ($663,000) as compared to ($162,000) for the third quarter of 2014.

Nine Months Ended September 30, 2015 Compared to Nine Months Ended September 30, 2014:

Revenues for the nine months ended September 30, 2015 were $19.7 million, compared to $23.7 million for the nine months ended September 30, 2014. The primary driver of the decline in sales was generated by the Company’s decrease in media related expenditures as it reduced the amount of airings of the DermaWand infomercial and allocated additional resources to its products still in a rollout phase.  Additionally, as a result of the timing of international shipments coupled with the impact of the appreciation of the U.S. dollar and seasonality with our third party distributors, third party distributor revenue declined to $4.0 million from $4.7 million in the nine months ended September 30, 2014.  Gross profit margin of 68% was realized in the first nine months of 2015, which decreased from 71% in the prior year period as a result of changes in the product mix and additional live home shopping sales.  Total operating expenses decreased to $14.3 million from $17.6 million during the nine months ended September 30, 2014. When comparing the nine months ended September 30, 2015 to 2014, significant year to date decreases include media expenditure decreases of $1.2 million, consulting expense reductions of $539,000, share based compensation decreases of $464,000, and product testing decreases of $225,000.  Net loss for the nine months ended September 30, 2015 was ($806,000), compared to a net loss of ($858,000) in the nine months ended September 30, 2014. The resulting EPS loss is ($0.03), as compared to an EPS loss ($0.04) in the nine months ended September 30, 2014.  Adjusted EBITDA was ($314,000) as compared to $86,000 for nine months ended September 30, 2014.

Balance Sheet as of September 30, 2015

As of September 30, 2015, the Company had $876,000 in cash and cash equivalents compared to $1.1 million as of December 31, 2014. As of September 30, 2015, the Company had a working capital of approximately $1.7 million, compared to approximately $1.9 million at December 31, 2014.  Additionally, the Company had no debt obligations at both September 30, 2015 and December 31, 2014.  On October 27, 2015, the Company’s Board authorized the issuance of up to 3,333,334 shares of common stock to be purchased at $0.30 per share to accredited investors.  A total of 3,333,334 shares were purchased through October 30, 2015 for gross proceeds of $1,000,000.  No warrants were issued and no underwriting discounts or commissions were paid.  As part of the offering, we agreed to register the shares.  The offering will be used for funding opportunities we have for the promotion and sale of our DermaWand, CoralActives, Derma Brilliance, and Jidue portfolio of products.  Based on the Company’s current rate of cash outflows and cash on hand, management believes that its current cash will be sufficient to meet the anticipated cash needs for working capital into the fourth quarter of 2016.

Conference Call

ICTV will hold a conference call to discuss the Company’s third quarter 2015 results and answer questions today, November 9, 2015, beginning at 4:30pm EDT.  The call will be open to the public and will have a corporate update presented by ICTV's Chairman and Chief Executive Officer, Kelvin Claney, President, Richard Ransom and Chief Financial Officer, Ryan LeBon, followed by a question and answer period.

The live conference call can be accessed by dialing (866) 952-1907 or (785) 424-1826. Participants should ask for the ICTV Brands Earnings Conference Call.  Participants are recommended to dial-in approximately 10 minutes prior to the start of the event. A replay of the call will be available approximately two hours after completion through November 19, 2015. To listen to the replay, dial (800) 839-3012 (domestic) or (402) 220-7232 (international). The conference call transcript will be posted to the Company’s corporate website (http://www.ictvbrands.com) for those who are unable to attend the live call.

ICTV Brands, Inc.

ICTV Brands, Inc. sells various health, wellness and beauty products through a multi-channel distribution strategy. ICTV utilizes a distinctive marketing strategy and multi-channel distribution model to develop, market and sell products through direct response television (DRTV), Internet/digital, e-commerce, live television shopping and retail. Its products are primarily sold in the U.S. and available in over 60 countries. Its products include DermaWand, a skin care device that reduces the appearance of fine lines and wrinkles, and helps improves skin tone and texture; DermaVital, a professional quality skin care range that effects superior hydration; Jidue, a facial massager which helps alleviate stress; Derma Brilliance, a cosmetic skin resurfacing system; and CoralActives, a line of acne treatment and skin cleansing products. ICTV Brands, Inc. was founded in 1998 and headquartered in Wayne, Pennsylvania.

Non-GAAP Financial Information

Adjusted EBITDA is defined as income from continuing operations before depreciation, amortization, interest expense, interest income, and stock-based compensation.  Adjusted EBITDA is not intended to replace operating income, net income, cash flow or other measures of financial performance reported in accordance with generally accepted accounting principles.  Rather, Adjusted EBITDA is an important measure used by management to assess the operating performance of the Company.  Adjusted EBITDA as defined here may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies.

Forward-Looking Statements

Forward-Looking Statements. This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (which Sections were adopted as part of the Private Securities Litigation Reform Act of 1995). Statements preceded by, followed by or that otherwise include the words "believe," "anticipate," "estimate," "expect," "intend," "plan," "project," "prospects," "outlook," and similar words or expressions, or future or conditional verbs such as "will," "should," "would," "may," and "could" are generally forward-looking in nature and not historical facts. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the Company's actual results, performance or achievements to be materially different from any anticipated results, performance or achievements. The Company disclaims any intention to, and undertakes no obligation to, revise any forward-looking statements, whether as a result of new information, a future event, or otherwise. For additional risks and uncertainties that could impact the Company's forward-looking statements, please see the Company's Annual Report on Form 10-K for the year ended December 31, 2015, including but not limited to the discussion under "Risk Factors" therein, which the Company has filed with the SEC and which may be viewed at http://www.sec.gov.

-- Financial Statement Schedules follow --

ICTV BRANDS INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF

	September 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$875,592	$1,097,008
Cash held in escrow	-	547,975
Accounts receivable, net of allowances for returns and doubtful accounts of $226,689 and $316,643, respectively
	393,663	948,014
Inventories, net	2,399,974	1,978,001
Prepaid expenses and other current assets	413,679	631,814
Total current assets	4,082,908	5,202,812

Furniture and equipment	72,008	72,008
Less accumulated depreciation	(48,415)	(42,186)
Furniture and equipment, net	23,593	29,822

Total assets	$4,106,501	$5,232,634

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$1,795,972	$2,582,936
Severance payable – short-term	16,400	40,800
Deferred revenue – short-term	528,406	660,564
Total current liabilities	2,340,778	3,284,300

Severance payable – long-term	-	6,200
Deferred revenue – long-term	441,361	480.893
Total long-term liabilities	441,361	486,893

COMMITMENTS AND CONTINGENCIES

SHAREHOLDERS’ EQUITY:
Preferred stock 20,000,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized, 24,693,678 and 23,569,399 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	14,483	13,359
Additional paid-in-capital	10,007,943	9,340,645
Accumulated deficit	(8,698,064)	(7,892,563)

Total shareholders’ equity	1,324,362	1,461,441

Total liabilities and shareholders’ equity	$4,106,501	$5,232,634

See accompanying notes to condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	(Unaudited)		(Unaudited)
	For the three months ended		For the nine months ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014

NET SALES	$3,615,880	$6,048,043	$19,739,812	$23,687,603

COST OF SALES	1,210,777	1,906,756	6,223,875	6,940,695

GROSS PROFIT	2,405,103	4,141,287	13,515,937	16,746,908

OPERATING EXPENSES:
General and administrative	1,178,289	1,843,469	4,248,599	5,666,266
Selling and marketing	2,048,892	2,825,518	10,073,169	11,953,186
Total operating expenses	3,227,181	4,668,987	14,321,768	17,619,452

OPERATING LOSS	(822,078)	(527,700)	(805,831)	(872,544)

INTEREST (EXPENSE) INCOME, NET	133	(1,579)	380	(6,475)

INCOME LOSS BEFORE (BENEFIT FROM) INCOME TAX	(821,945)	(529,279)	(805,451)	(879,019)

(BENEFIT FROM) INCOME TAXES	-	(27,759)	50	(21,174)

NET LOSS	$(821,945)	$(501,520)	$(805,501)	$(857,845)

NET LOSS PER SHARE
BASIC	$(0.03)	$(0.02)	$(0.03)	$(0.04)
DILUTED	$(0.03)	$(0.02)	$(0.03)	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
BASIC	24,693,678	23,183,650	24,320,974	22,969,630
DILUTED	24,693,678	23,183,650	24,320,974	22,969,630

See accompanying notes to condensed consolidated financial statements as filed on www.sec.gov.

ICTV BRANDS INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014

(Unaudited)

	2015	2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income loss	$(805,501)	$(857,845)
Adjustments to reconcile net income loss to net cash and cash equivalents (used in) provided by operating activities:
Depreciation	6,229	4,468
Bad debt expense	1,168,658	1,318,954
Share based compensation	485,579	949,941
Reduction in tax penalties payable	-	(85,933)
Change in assets and liabilities
Accounts receivable	(614,308)	(1,106,535)
Inventories	(421,973)	(438,196)
Prepaid expenses and other current assets	196,839	(286,978)
Accounts payable and accrued liabilities	(786,964)	558,041
Severance payable	(30,600)	(30,600)
Tax penalties payable	-	(104,067)
Deferred revenue	(171,490)	167,735
Net cash provided by (used in) operating activities	(973,531)	88,985

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of furniture and equipment	-	(14,119)
Net cash used in investing activities	-	(14,119)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	91,640	46,280
Proceeds from exercise of warrants	112,500	144,583
Release of collateral on line of credit	500,000	-
Payments on convertible note payable to shareholder	-	(115,000)
Net cash provided by financing activities	704,140	75,863

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(269,391)	150,729

CASH AND CASH EQUIVALENTS, beginning of the period	1,144,983	1,433,102

CASH AND CASH EQUIVALENTS, end of the period	$875,592	$1,583,831

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Taxes paid	$50	$6,585
Tax penalties and interest paid	$-	$104,067
Interest paid	$-	$7,659
Write off of fully depreciated furniture and equipment	$-	$30,928
Conversion of shareholder note payable	$-	$125,000

See accompanying notes to condensed consolidated financial statements as filed on www.sec.gov.